                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934







       Date of Report (Date of earliest event reported) December 31, 1996



                        BRISTOL TECHNOLOGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                      0-21633                    58-2235556
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)



18201 Von Karman, Suite 305, Irvine, California                         92612
   (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (714) 475-0800



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

      On December 31, 1996, the Agreement and Plan of Merger (the "Agreement") by and among the Company, the Company's wholly-owned subsidiary, Bristol Merger Corporation (the "Purchaser"), Automatic Register Systems, Inc. ("ARS") and the shareholders of ARS, Michael J. Pollastro, John E. Pollastro and Gary T. Pollastro (the "Shareholders"), was consummated. Under the terms of the Agreement, the Purchaser will change its name to Automated Retail Systems, Inc. and intends to conduct all of the previous operations conducted by ARS. ARS is a point-of-sale (POS) systems dealer for NCR, Panasonic, IBM and ICL Fujitsu equipment. ARS sells, installs and services POS systems for these manufacturers at supermarkets, quick service food outlets, restaurants and other retail establishments. Through October 31, 1996, ARS had unaudited gross revenues of $3,700,000, pre-tax earnings of $388,000, net income of $385,000 and total assets of $1,531,000. Assets acquired as a result of the Agreement consisted primarily of accounts receivable and inventory.

      In consideration for the merger, the Shareholders will receive up to $1,025,023 in cash and 58,154 shares of non-registered, restricted Common Stock of the Company which were valued at December 30, 1996 to be $683,349. Of the amount of cash and stock of the Company to be distributed to the Shareholders pursuant to the Agreement, a total of $200,000 and 10,211 shares of Common Stock of the Company will be retained in escrow, and the aggregate purchase price for the acquisition is subject to adjustment in the event ARS' net worth is less than $644,000 and pre-tax earnings are less than $390,000 based on an audit to be completed of ARS' financial statements for the year ending December 31, 1996. The purchase price to be paid to the Shareholders as a result of the merger was negotiated on an "arms-length" basis with the Shareholders, and none of the Shareholders nor any of the principals of the Company had a pre-existing relationship prior to the consummation of the transaction. Cash utilized for the acquisition was obtained by the Company from its recently concluded public offering of its securities consummated on November 20, 1996.

      Michael J. Pollastro has entered into an employment agreement dated January 1, 1997 pursuant to which he will serve as President of Automated Retail Systems, Inc., and will serve on the Board of Directors of ARS. The term of the employment agreement is for three years concluding December 31, 1999, during which term Mr. Pollastro will receive a base salary of $130,000, participation in a bonus program and certain additional benefits.

      Mr. John E. Pollastro has also entered into an employment agreement dated January 1, 1997 pursuant to which he will serve as Vice President and Secretary of Automated Retail Systems, Inc. The term of the employment agreement is for three years concluding December 31, 1999, during which term Mr. Pollastro will receive a base salary of $80,000, participation in a bonus program and certain additional benefits.

      Mr. Gary T. Pollastro, has entered into an employment agreement dated January 1, 1997 pursuant to which he will serve as Vice President and Treasurer of Automated Retail Systems, Inc. The term of the employment agreement is for three years concluding December 31, 1999, during which term Mr. Pollastro will receive a base salary of $85,000, participation in a bonus program and certain additional benefits.

      In connection with the merger, ARS entered into a First Amendment to a building lease whereby ARS will lease 11,158 square feet of office space through December 31, 2003 for a rental rate of $15,063.30 per month from Michael Pollastro, Gary T. Pollastro, John Pollastro and Carmen Pollastro. In addition, ARS entered into a software development and certain exclusive distributorship agreements with Pacific Retail Systems, Inc. ("PRS"), a corporation owned by Michael Pollastro. In consideration for $50,000 paid by ARS to PRS for software development costs, ARS obtained the exclusive right to sell and distribute certain software.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

      (a) Financial Statements of the businesses acquired [TO BE PROVIDED BY AMENDMENT]

      (b)   Pro Forma Financial information [TO BE PROVIDED BY AMENDMENT]

      (c)   Exhibits:

            (1) Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Bristol Merger Corporation, Automated Register Systems, Inc. and the Shareholders thereof (Exhibit 2.1).

            (2) Building Lease dated May 29, 1990 by and between Automated Register Systems, Inc., Michael J. Pollastro, Gary T. Pollastro and John and Carmen Pollastro, as amended by First Amendment to Building Lease dated January 1, 1997 by and between Automated Retail Systems, Inc., Michael Pollastro, Gary T. Pollastro, and John and Carmen Pollastro
                  (Exhibit 10.25).

                                    SIGNATURE


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BRISTOL TECHNOLOGY SYSTEMS, INC.



                                    By: /s/ Kelly Kaufman
                                        ----------------------------------
                                        Kelly Kaufman, Vice President
                                        and Principal Financial Officer


January 15, 1997.

                                INDEX TO EXHIBITS

Index
Number       Description
------       -----------

  2.1 Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Bristol Merger Corporation, Automated Register Systems, Inc. and the Shareholders thereof.

10.25 Building Lease dated May 29, 1990 by and between Automated Register Systems, Inc., Michael J. Pollastro, Gary T. Pollastro and John and Carmen Pollastro, as amended by First Amendment to Building Lease dated January 1, 1997 by and between Automated Retail Systems, Inc., Michael Pollastro, Gary T. Pollastro, and John and Carmen Pollastro.